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                                                                    EXHIBIT 5.1






June 29, 2001



MercFuel, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066

         RE:      REGISTRATION STATEMENT ON FORM S-1
                  SEC FILE NO. 333-60992

We have acted as counsel to MercFuel, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-1, File No. 333-60992, as such may be amended from time to time, (the "Registration Statement"), of the Company, for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,500,000 shares of the Company's Common Stock (the "Shares"), par value $0.01 per share (the "Common Stock"), including up to 180,000 shares of Common Stock which may be offered to cover over-allotments, if any and 120,000 shares of Common Stock issuable upon exercise of the Representative's Warrant.

This opinion is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

For the purpose of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that upon the issuance and sale of the Shares in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments or any state or jurisdiction other than the federal securities laws and the laws of the State of Delaware.

We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.


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MercFuel, Inc.
June 29, 2001
Page 2



By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,


/s/  McBreen & Kopko
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McBreen & Kopko